Exhibit 10.5
THE McGRAW-HILL COMPANIES, INC.
1993 Employee Stock Incentive Plan
(As amended and restated as of December 6, 2006)

THE McGRAW-HILL COMPANIES, INC.
1993 Employee Stock Incentive Plan
     SECTION 1. Purpose; Definitions.
     The purpose of The McGraw-Hill Companies, Inc. 1993 Employee Stock Incentive Plan (the “Plan”) is to enable The McGraw-Hill Companies, Inc. (“McGraw-Hill”) to offer employees of the Company (as defined below) long term performance-based stock incentives and/or other equity interests in the Company, thereby attracting, retaining and rewarding such employees, and strengthening the mutuality of interests between employees and the Company’s shareholders.
     For purposes of the Plan, the following terms shall be defined as set forth below:
          (a) “Board” means the Board of Directors of McGraw-Hill.
          (b) “Cause” shall mean the employee’s misconduct in respect of the employee’s obligations to the Company or other acts of misconduct by the employee occurring during the course of the employee’s employment, which in either case results in or could reasonably be expected to result in material damage to the property, business or reputation of the Company; provided, that in no event shall unsatisfactory job performance alone be deemed to be “Cause”; and provided, further, that no termination of employment that is carried out at the request of a person seeking to accomplish a Change in Control or otherwise in anticipation of a Change in Control shall be deemed to be for “Cause.”
          (c) “Change in Control” and “Change in Control Price” shall have meanings set forth, respectively, in Sections 10(b) and (c) below.
          (d) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

          (e) “Commission” means the Securities and Exchange Commission or any successor thereto.
          (f) “Committee” means the Compensation Committee of the Board. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board or by a committee of Board members.
          (g) “Company” means McGraw-Hill, a corporation organized under the laws of the State of New York, or any successor corporation, and includes all domestic and foreign corporations, partnerships and other legal entities in which at least 20% of the voting securities or ownership interests are owned directly or indirectly by McGraw-Hill.
          (h) “Disability” means disability as determined under procedures established by the Committee for purposes of this Plan.
          (i) “Division Sale” means the sale, transfer, or other disposition to a third party not affiliated with the Company of substantially all of the assets or all of the capital stock of a business unit of the Company, but excluding a Change in Control.
          (j) “Early Retirement” means retirement, with the approval of the Committee for purposes of one or more award(s) hereunder, from active employment with the Company prior to age 65, provided that the Committee may establish rules and procedures pursuant to which the Committee’s approval shall be deemed to have been given.
          (k) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
          (l) “Fair Market Value” for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any given date, the last price at which the Stock is sold on the New York Stock Exchange on such date, or, if there is no such sale on such date, the last price at which the Stock is sold on the New York Stock Exchange prior to such date.
          (m) “Incentive Stock Option” means any Stock Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.
          (n) “Individual Limit” shall have the meaning set forth in Section 3.
          (o) “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
          (p) “Normal Retirement” means retirement from active employment with the Company on or after age 65.
          (q) “Other Stock-Based Award” means an award under Section 8 below that is payable in cash or Stock and is valued in whole or in part by reference to, or is otherwise based on, Stock.
          (r) “Plan” means The McGraw-Hill Companies, Inc. 1993 Employee Stock Incentive Plan, as hereinafter amended from time to time, including any rules, guidelines or interpretations of the Plan adopted by the Committee.
          (s) “Qualifying Award” means an award under the Plan made in accordance with the provisions of Section 9.
          (t) “Restricted Stock” means an award of shares of Stock that is subject to restrictions under Section 7 below.
          (u) “Retirement” means Normal or Early Retirement.
          (v) “Stock” means the Common Stock, $1.00 par value per share, of McGraw-Hill.

          (w) “Stock Appreciation Right” means the right pursuant to an award granted under Section 6 below to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such Stock Option (or such portion thereof) is surrendered, of the shares of Stock covered by such Stock Option (or such portion thereof), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).
          (x) “Stock Option” or “Option” means any option to purchase shares of Stock granted pursuant to Section 5 below.
     SECTION 2. Administration.
          (a) The Plan shall be administered by the Committee. The Committee shall have full authority to grant, pursuant to the terms of the Plan, to officers and other employees eligible under Section 4: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock and/or (iv) Other Stock-Based Awards.
     In particular, the Committee shall have the authority:
          (i) to select the officers and other employees of the Company to whom Stock Options, Stock Appreciation Rights, Restricted Stock and/or Other Stock-Based Awards may from time to time be granted hereunder;
          (ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock and/or Other Stock-Based Awards or any combination thereof, are to be granted hereunder to one or more eligible employees;
          (iii) to determine the number of shares to be covered by each such award granted hereunder;
          (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price, any restriction or limitation, the granting of restoration options, or any vesting acceleration or forfeiture waiver regarding any Stock Option or other award and/or the shares of Stock relating thereto, based on such factors as the Committee shall determine, in its sole discretion);
          (v) to determine whether, to what extent and under what circumstances grants of Options and/or other awards under this Plan are to operate on a tandem basis and/or in conjunction with or apart from other cash awards made by the Company outside of this Plan; and
          (vi) to determine whether, to what extent and under what circumstances a Stock Option may be settled in cash under Section 5(l).
          (b) Subject to Section 11 hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.
     Subject to Section 11 hereof, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding on all persons, including the Company and Plan participants.
     SECTION 3. Stock Subject to Plan.
          (a) The total number of shares of Stock reserved and available for distribution under the Plan shall be the aggregate of (i) 18,990,978 shares (previously approved by the shareholders of the Company on April 28, 1993 and April 30, 1997) and (ii) 4.9 % of the number of issued and outstanding shares as of the shareholder record date for the Annual Meeting of Shareholders to be held on April 26, 2000. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. In addition, subject to Section 9(b), no eligible person may be granted in any

60-month period beginning on or after April 26, 2000 Stock Options (including, for this purpose, Stock Options granted in tandem with a Stock Appreciation Right or Limited Stock Appreciation Right) under the Plan which, in the aggregate, cover more than 2,000,000 shares of Stock (the “Individual Limit”).
          (b) The aggregate number of shares of Stock awarded or granted by the Company under this Plan beginning on or after April 26, 2000 for Restricted Stock and Other Stock-Based Awards shall not exceed 33% of the shares of Stock available for awards or grants of Stock by the Company under the Plan as of April 26, 2000. There shall be no comparable limitation, however, on the aggregate number of shares of Stock awarded or granted by the Company under this Plan for Stock Options or Stock Appreciation Rights.
          (c) To the extent that any shares of Stock that are subject to any Restricted Stock or Other Stock-Based Award granted hereunder are forfeited or any such award otherwise terminates without payment being made to the participant in the form of Stock, such shares shall again be available for distribution in connection with future grants and awards under the Plan. Subject to Section 6(b)(iv) if any shares of Stock that have been optioned cease to be subject to a Stock Option without being exercised, such shares shall again be available for distribution in connection with future grants and awards under the Plan. In addition, shares of Stock tendered to the Company to pay the exercise price of a Stock Option shall again be available for issuance under the Plan.
          (d) In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend or other dividend other than the regular cash dividend, Stock split, spin-off or other change in corporate structure affecting the Stock, including any equity restructuring within the meaning of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, and the applicable guidance and interpretations thereunder, or any successor thereto, the aggregate number and the kind of shares reserved or available for issuance under the Plan, the maximum number of shares issuable to any single participant, the number, kind and, where applicable, option or exercise price of shares subject to outstanding Awards, will be substituted or adjusted by the Committee.
     SECTION 4. Eligibility.
     Officers and other employees of the Company (but excluding members of the Committee and any person who serves only as a director of the Board) who are responsible for or contribute to the management, growth and/or profitability of the business of the Company are eligible to be granted Options and/or other awards under the Plan. Eligibility under the Plan shall be determined solely by the Committee.

     SECTION 5. Stock Options.
     Stock Options may be granted alone or in addition to other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.
     Stock Options granted under the Plan may be of two types; (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.
     The Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.
     Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, including the grant of restoration options, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:
          (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of the Stock at grant.
          (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Option shall be exercisable more than ten years after the date the Option is granted.
          (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant provided, however, that, except as provided in Sections 5(f), (g), (h) and (i) and Section 10, unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the Option. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.
          (d) Method of Exercise.
          (i) Subject to whatever installment exercise and waiting period provisions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in such form as the Committee may accept.
          (ii) If and to the extent determined by the Committee in its sole discretion at or after grant, payment in full or in part may also be made in the form of unrestricted Stock duly owned for a period of six months or more by the optionee (and for which the optionee has good title free and clear of any liens and encumbrances) based, in each such case, on the Fair Market Value of the Stock on the last trading date preceding payment, as determined by the Committee. Unless otherwise determined by the committee at or after grant, such payment may be made by constructive delivery of such shares of owned and unrestricted Stock pursuant to an attestation form as determined by the Committee
          (iii) No shares of Stock shall be issued until payment therefore, as provided herein, has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid for such shares as provided herein, and, if requested, has given the representation described in Section 13(a).

          (e) Non-Transferability of Options. Unless the Committee determines otherwise at or after grant, no Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and, unless the Committee determines otherwise at or after grant, all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee.
          (f) Termination by Death. Subject to Section 5(k), if an optionee’s employment by the Company terminates by reason of death, any Stock Option held by such optionee, unless otherwise determined by the Committee at or after grant, shall be fully vested and may thereafter be exercised by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such other period as the Committee may specify at or after grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.
          (g) Termination by Reason of Disability. Subject to Section 5(k), if an optionee’s employment by the Company terminates by reason of Disability, any Stock Option held by such optionee, unless otherwise determined by the Committee at or after grant, shall be fully vested and may thereafter be exercised by the optionee for a period of three years (or such other period as the Committee may specify at or after grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such three-year period (or such other period as the Committee shall specify at or after grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.
          (h) Termination by Reason of Retirement. Subject to Section 5(k), if an optionee’s employment by the Company terminates by reason of Normal Retirement, any Stock Option held by such optionee, unless otherwise determined by the Committee at or after grant, shall be fully vested and may thereafter be exercised by the optionee for a period of three years (or such other period as the Committee may specify at or after grant) from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such three-year period (or such other period as the Committee shall specify at or after grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of twelve (12) months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. Unless the Committee otherwise determines at or after the time of grant, if an optionee’s employment with the Company terminates by reason of Early Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee to the extent it was exercisable at the date of retirement for a period of thirty-six (36) months (or such other period as the Committee may specify at or after grant) from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is shorter; provided, however, if the optionee dies within such thirty-six month period (or such other period as the Committee shall specify at or after grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock

Option, whichever period is shorter. If and only if the Committee so approves at the time of Early Retirement, if an optionee’s employment with the Company terminates by reason of Early Retirement, any Stock Option held by the optionee shall be fully vested and may thereafter be exercised by the optionee as provided above in connection with termination of employment by reason of Normal Retirement. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.
          (i) Termination by Reason of a Division Sale. Subject to Section 5(k), if an optionee’s employment by the Company terminates by reason of a Division Sale, any Stock Option held by such optionee, unless otherwise determined by the Committee at or after grant, shall be fully vested and may thereafter be exercised by the optionee for a period of six months (or such other period as the Committee may specify at or after grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such six-month period (or such other period as the Committee shall specify at or after grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, further, that, if the optionee shall be, on the date of the Division Sale, age 55 or older with at least 10 years of service and eligible to receive a Company pension benefit payable upon termination, any unexercised Stock Option held by such optionee may thereafter be exercised by the optionee until the expiration of the stated term of such Stock Option. In the event of termination of employment, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.
          (j) Other Termination. Unless otherwise determined by the Committee at or after the time of grant, if an optionee’s employment terminates for any reason other than death, Disability, Retirement, Division Sale or for Cause, any Stock Option held by such optionee, unless otherwise determined by the Committee at or after grant, may thereafter be exercised by the optionee to the extent it was exercisable at the date of termination for a period of six months (or such other period as the Committee may specify at or after grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, if the optionee dies within such six-month period (or such other period as the Committee shall specify at or after grant), any unexercised Stock option held by such optionee shall thereafter be exercisable to the extent that it was exercisable at the date of termination for a period of twelve months from the time of such death, or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option. If an optionee’s employment with the Company is involuntarily terminated by the Company for Cause, the Stock Option shall thereupon terminate and shall not be exercisable thereafter.
          (k) Special Rules Applicable to Incentive Stock Options. To the extent (i) a participant’s employment with the Company is terminated by reason of death, Disability, Retirement or Division Sale and (ii) the portion of any Incentive Stock Option that is otherwise first exercisable in any calendar year during the post-termination period specified under Section 5(f), (g), (h) or (i) applied without regard to the $100,000 limitation contained in Section 422(d) of the Code, is greater than the portion of such option that is immediately exercisable as an “incentive stock option” in any calendar year during such post-termination period under Section 422, such excess shall be treated as a Non-Qualified Stock Option. If the exercise of an Incentive Stock Option is accelerated by reason of a Change In Control, any portion of such option that is not exercisable as an Incentive Stock Option by reason of the $100,000 limitation contained in Section 422(d) of the Code shall be treated as a Non-Qualified Stock Option.
          (l) Buyout and Settlement Provisions. The Committee may at any time cause the Company to offer to buy out an Option previously granted, based on such terms and conditions as the Committee shall approve and communicate to the optionee at the time that such offer is made.
     SECTION 6. Stock Appreciation Rights.
          (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option.
     A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the number of shares covered by an exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.
     A Stock Appreciation Right may be exercised by an optionee, in accordance with Section 6(b), by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.
          (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:
          (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan.
          (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised. Subject to Section 6(b)(v), the form of payment of a Stock Appreciation Right may be specified by the Committee at or after the date of grant or be subject to Committee approval after grant, or the Committee may specify at or after the time of grant that a participant may elect the form of payment at the time of the exercise of a Stock Appreciation Right.
          (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 5(e) of the Plan.
          (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in the first sentence of Section 3 of the Plan on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.
          (v) In its sole discretion, the Committee may grant at or after the date of grant of an Option “Limited Stock Appreciation Rights” i.e., Stock Appreciation Rights that become exercisable only in the event of a Change in Control, subject to such terms and conditions as the Committee may specify at grant. Said Limited Stock Appreciation Rights shall be settled solely in cash.
     SECTION 7. Restricted Stock.
          (a) Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the awards.
     The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion.
     The provisions of Restricted Stock awards need not be the same with respect to each recipient, and such awards to individual recipients need not be the same in subsequent years.
          (b) Awards and Certificates. The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award,

unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award. Further, such award shall be subject to the following conditions:
          (i) The purchase price, if any, for shares of Restricted Stock shall be set by the Committee at the time of grant.
          (ii) Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award Agreement and by paying whatever price (if any) is required under Section 7(b)(i).
          (iii) Each participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:
“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of The McGraw-Hill Companies, Inc. 1993 Employee Stock Incentive Plan, as restated and amended, and an Agreement entered into between the registered owner and The McGraw-Hill Companies, Inc. dated                     . Copies of such Plan and Agreement are on file in the offices of The McGraw-Hill Companies, Inc., 1221 Avenue of the Americas, New York, NY 10020.”
          (iv) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Stock covered by such award. The Company may, in lieu of the above provisions of this subparagraph (iv) and the aforesaid subparagraph (iii) with respect to stock certificates, provide for a book entry on behalf of the participant in respect of such shares of Restricted Stock which shall be subject to the same limitations contained therein.
          (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:
          (i) Unless otherwise determined at or after grant by the Committee, shares of Restricted Stock shall not vest prior to the first anniversary of the granting of such Restricted Stock.
          (ii) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the “Restriction Period”), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.
          (iii) Except as provided in Section 7(c)(ii), the participant shall have, with respect to the shares of Restricted Stock, the right to vote the shares, and the right to receive any dividend or dividend equivalent payments in cash with respect to such shares.
          (iv) Subject to the applicable provisions of the award agreement and this Section 7, upon termination of a participant’s employment with the Company for any reason during the Restriction Period, all shares still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Committee at or after grant.

          (v) In the event of hardship or other special circumstances of a participant whose employment with the Company is involuntarily terminated (other than for Cause), the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to such participant’s shares of Restricted Stock based on such factors as the Committee may deem appropriate.
          (vi) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the participant. Subject to Section 13(a), all legends shall be removed from said certificates at the time of delivery to the participant.
     SECTION 8. Other Stock-Based Awards.
          (a) Administration. Other awards of Stock and other awards that are payable in cash or Stock and are valued in whole or in part by reference to, or are otherwise based in whole or in part on, Stock (“Other Stock-Based Awards”), including, without limitation, cash or Stock settled performance shares, cash or Stock settled stock appreciation rights, shares valued by reference to subsidiary performance, and phantom stock and similar units, may be granted either alone or in addition to or in tandem with Stock Options, Stock Appreciation Rights, or Restricted Stock.
     Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such awards shall be made, the number of shares of Stock to be awarded pursuant to such awards, the cash payment to be made pursuant to any such award, and all other conditions of the awards. The Committee may also provide for the grant of Stock under such awards upon the completion of a specified performance period.
     The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

          (b) Terms and Conditions. Other Stock-Based Awards made pursuant to this Section 8 shall be subject to the following terms and conditions:
          (i) Subject to the provisions of this Plan and the award agreement referred to in Section 8(b)(v) below, the participant’s rights with respect to the award, including the shares subject to awards made under this Section 8, may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.
          (ii) Unless otherwise determined by the Committee at the time of award, subject to the provisions of this Plan and the award agreement, the recipient of an award under this Section 8 shall be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares or deemed number of shares covered by the award, as determined at or after the time of the award by the Committee, in its sole discretion.
          (iii) Any award under this Section 8, any cash payment covered by any such award and any Stock covered by any such award shall vest or be forfeited to the extent so provided in the award agreement, as determined by the Committee, in its sole discretion.
          (iv) In the event of the participant’s Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an award under this Section 8.
          (v) Each award under this Section 8 shall be confirmed by, and subject to the terms of, an agreement or other instrument by the Company and by the participant.
          (vi) Stock issued on a bonus basis under this Section 8 may be issued for no cash consideration.

     SECTION 9. Qualifying Awards.
          (a) General. The Committee may, in its sole discretion, grant an award to any participant with the intent that such award qualifies as “performance-based compensation” for “covered employees” under Section 162(m) of the Code (a “Qualifying Award”). The provisions of this Section 9 as well as all other applicable provisions of the Plan not inconsistent with this Section 9 shall apply to all Qualifying Awards issued under the Plan. Qualifying Awards shall be of the type set forth in paragraph (b) or (c) below.
          (b) Qualifying Stock Options and Stock Appreciation Rights. Qualifying Awards may be issued as Stock Options and Stock Appreciation Rights granted by the Committee and subject to the Individual Limit.
          (c) Qualifying Awards other than Stock Options and Stock Appreciation Rights.
          (i) Qualifying Awards (other than Stock Options and Stock Appreciation Rights) may be issued as performance grants and any other award whose payment is conditioned upon the achievement of the performance objectives described in this paragraph. Amounts earned under such Qualifying Awards shall be based upon the attainment of performance objectives for the performance goals established by the Committee for a performance cycle in accordance with the provisions of Section 162(m) of the Code and the applicable regulations thereunder related to performance-based compensation. More than one performance goal may apply to a given performance cycle and payments may be made for a given performance cycle based upon the attainment of the performance objectives for any of the performance goals applicable to that cycle. The duration of a performance cycle shall be determined by the Committee, and the Committee shall be authorized to permit overlapping or consecutive performance cycles. The performance goals and the performance objectives applicable to a performance cycle shall be established by the Committee in accordance with the timing requirements set forth in Section 162(m) of the Code and the applicable regulations thereunder. The performance goals that may be selected by the Committee for a performance cycle include any of the following: diluted earnings per share, net income, net operating income, pretax profit, revenue growth, return on sales, return on equity, return on assets, return on investment, total return to shareholders, and cash flow, each of which may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, acquired businesses, minority investments, partnerships or joint ventures. The Committee shall have the discretion, by participant and by award, to reduce (but, in the case of Qualifying Awards only, not to increase) some or all of the amount that would otherwise be payable under the award by reason of the satisfaction of the performance objectives set forth in the Qualifying Award.
          (ii) For any performance cycle with a duration of thirty-six months, no participant may receive Qualifying Awards under this Section 9(c) covering more than 150,000 shares of Stock or which provide for the payment for such performance cycle of more than 150,000 shares of Stock (or cash amounts based on the value of more than 150,000 shares of Stock). For a performance cycle that is longer or shorter than thirty-six months, the maximum limits set forth in the previous sentence shall be adjusted by multiplying such limit by a fraction, the numerator of which is the number of months in the performance cycle and the denominator of which is thirty-six. Anything in the Plan to the contrary notwithstanding other than Section 10, no amounts shall be paid in respect of a Qualifying Award granted under this Section 9(c) unless, prior to the date of such payment, the Committee certifies, in a manner intended to meet the requirements of Section 162(m) of the Code and the applicable regulations thereunder related to performance based compensation, that the criteria for payment of Qualifying Awards related to that cycle have been achieved.
     SECTION 10. Change In Control Provisions.
          (a) Impact of Event. In the event of a “Change in Control” as defined in Section 10(b), unless otherwise determined by the Committee at the time of grant, the following acceleration and valuation provisions shall apply notwithstanding any other provision of the Plan:
          (i) Any Stock Appreciation Rights (including, without limitation, any Limited Stock Appreciation Rights) and any Stock Options (including Qualifying Awards) awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested and shall remain exercisable for the remainder of their original terms, notwithstanding any subsequent termination of the applicable Participant’s employment for any reason.
          (ii) The restrictions and deferral limitations applicable to any Restricted Stock and Other Stock-Based Awards (including Qualifying Awards), in each case to the extent not already vested under the Plan, shall lapse and such shares and awards shall be deemed fully vested, notwithstanding any subsequent termination of the applicable Participant’s employment for any reason.
          (iii) All outstanding Stock Options, Stock Appreciation Rights, Restricted Stock and Other Stock-Based Awards (including Qualifying Awards), shall either (A) be cashed out by the Company on the basis of the “Change in Control Price” as defined in Section 10(c) as of the date such Change in Control is determined to have occurred or (B) be converted into Awards based upon publicly traded common stock of the corporation that acquires the Company in, with which the Company merges in, or which otherwise results from, the Change of Control, with appropriate adjustments pursuant to Section 3(d) to preserve the value of the Awards. The Committee shall determine, in its sole discretion, which of the foregoing clauses (A) and (B) shall apply; provided, however, that the Committee shall be obligated to make such determination not later than three business days prior to a Change in Control; provided, further, that if no such determination is made by the Committee in accordance with the preceding clause, then the provisions of Section 10(a)(iii)(A) herein shall apply. In the event that the provisions of Section 10(a)(iii)(B) herein shall apply following a determination by the Committee, then all no-trading policies and other internal corporate approvals required with respect to the exercise or sale of Stock Options, Stock Appreciation Rights, Restricted Stock and Other Stock-Based Awards (including Qualifying Awards) and/or the underlying shares of Stock shall be waived.
          (b) Definition of “Change in Control”. For purposes of this Plan, the term “Change in Control” shall mean any of the following events:
          (i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company; (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; or (4) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 10(b); or
          (ii) A change in the composition of the Board of Directors such that the individuals, who, as of the Restatement Date (as defined in Section 14(b)), constitute the Board of Directors (such Board of Directors shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 10(b), that any individual who becomes a member of the Board of Directors subsequent to the Restatement Date, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board of Directors and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors shall not be so considered as a member of the Incumbent Board; or
          (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or
          (iv) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
          (c) Change in Control Price. For purposes of this Section 10, “Change in Control Price” means the highest price per share paid in any transaction reported on the New York Stock Exchange Composite Index, or paid or offered in the transaction or transactions that result in the Change in Control or any other bona fide transaction related to a Change in Control or possible change in control of McGraw-Hill at any time during the sixty-day period ending on the date of the Change in Control, as determined by the Committee except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the optionee exercises such Incentive Stock Options or Stock Appreciation Rights (or, where applicable, the date on which a cash-out occurs under Section 10(a)(iii)).
     SECTION 11. Amendments and Termination.
     The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option, Stock Appreciation Right, Limited Stock Appreciation Right, Restricted Stock award or Other Stock-Based Award theretofore granted, without the optionee’s or participant’s consent. In addition, the Board shall have the right to amend, modify or remove the provisions of the Plan which are included to permit the Plan to comply with the “performance-based” exception to Section 162(m) of the Code if Section 162(m) of the Code is subsequently amended, deleted or rescinded.
     The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment or other action by the Committee shall impair the rights of any holder without the holder’s consent.
     Unless otherwise expressly provided in the applicable Award Documentation, the Plan and the Awards are not intended to provide for the deferral of compensation within the meaning of Section 409A(d)(1) of the Code, and they shall be interpreted and construed in accordance with such intent. Notwithstanding the foregoing and anything to the contrary in the Plan or any Award, if any provision of the Plan or any Award would cause the requirements of Section 409A of the Code to be violated, or otherwise cause any participant to recognize income under Section 409A of the Code, then such provision may be modified by the Committee or the Board in any reasonable manner that the Committee or the Board, as applicable, deems appropriate; provided that the Committee or the Board, as applicable, shall preserve the intent of such provision to the extent reasonably practicable without violating the requirements of Section 409A of the Code.

     Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.
     SECTION 12. Unfunded Status of Plan.
     The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company.
     SECTION 13. General Provisions.
          (a) The Committee may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.
     All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Stock is then listed, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
          (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
          (c) The adoption of the Plan shall not confer upon any employee of the Company any right to continued employment with the Company as the case may be, nor shall it interfere in any way with the right of the Company to terminate the employment of any of its employees at any time.
          (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for income tax purposes with respect to any Option or other award under the Plan (including dividends or dividend equivalents on any non-vested Restricted Stock award or Other Stock-Based Award), the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, FICA, state, or local taxes of any kind required by law to be withheld or paid with respect to such amount. Unless otherwise determined by the Committee, tax withholding or payment obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.
          (e) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York.
          (f) Any award payment under this Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.
     SECTION 14. Effective Date of Plan.
          (a) The Plan originally became effective as of February 24, 1993, with the approval of the Plan by the holders of a majority of the shares of the Company’s Stock and $1.20 Convertible Preference Stock, $10 par value, voting together as a single class and not as separate classes (“Approval”), at the 1993 annual shareholders meeting held as of April 28, 1993. Amendments to the Plan submitted to shareholders at the Company’s annual shareholders meeting held on April 30, 1997 became effective as of January 1, 1997, with Approval, provided that with respect to the qualifications of Committee members contained herein such amendments became effective as of November 1, 1996.
          (b) The Plan as amended and restated on April 26, 2000 became effective as of January 1, 2000 (the “Restatement Date”), subject to the Approval of the restated Plan at the 2000 annual shareholders meeting held on April 26, 2000. The amendments to the Plan approved by the Committee on July 26, 2000 became effective on that date.
     SECTION 15. Term of Plan.
     No Stock Option, Stock Appreciation Right, Restricted Stock or Other Stock-Based Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of initial shareholder approval, but awards granted prior to such tenth anniversary may extend beyond that date; provided, however, that no Incentive Stock Option shall be granted after the tenth anniversary of the initial adoption of the Plan by the Board.
Board Approval:
February 23, 2000
Shareholder Approval:
April 26, 2000
Committee Amendments Approval:
July 26, 2000
December 6, 2006

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